Hypothetical Shareholder Return Example for $100,000 Purchase

As of July 31, 2018

Original Purchase Date	Original Purchase Price	Total Cash Distributions	+	Total Liquidating Distributions	=	Total Cash and Liquidating Distributions	Total Return Since Original Purchase
CASH DISTRIBUTIONS							
1/1/2005	$10.00	$64,585		$65,800		$130,385	30.39%
1/1/2007	$10.40	$50,447		$63,269		$113,716	13.72%
1/1/2008	$10.58	$43,691		$62,193		$105,884	5.88%
10/1/2008	$10.66	$38,912		$61,726		$100,638	0.64%
7/1/2009	$10.08	$36,392		$65,278		$101,670	1.67%
DIVIDEND REINVESTMENT PLAN							
1/1/2005	$10.00	$14,640		$124,330		$138,970	38.97%
1/1/2007	$10.40	$12,426		$105,530		$117,956	17.96%
1/1/2008	$10.58	$11,482		$97,511		$108,993	8.99%
10/1/2008	$10.66	$10,876		$92,361		$103,237	3.24%
7/1/2009	$10.08	$10,954		$93,027		$103,981	3.98%

On November 7, 2016, the shareholders of Hines Real Estate Investment Trust, Inc. ("Hines REIT" or the "Company") approved the Company's proposed plan of liquidation and dissolution (the "Plan"). Since then, Hines REIT has paid liquidating distributions totaling $6.50 per share to its shareholders and has announced that it expects to pay a final distribution to shareholders in the amount of $0.08 per share on or around July 31, 2018 (the "Final Distribution"). Hines REIT does not expect to pay any additional distributions to its shareholders. This table presents an example of the hypothetical return a shareholder might realize if the shareholder had purchased $100,000 of common shares of Hines REIT on each of the dates indicated and held the shares continuously through July 31, 2018. This table assumes that the Final Distribution is paid on July 31, 2018. Hines REIT sold common shares in multiple public offerings between 2004 and 2009 at the per share purchase prices indicated in the table. The "Original Purchase Date" column reflects dates that were arbitrarily selected from within each period in which the Company sold shares at the respective purchase price. A shareholder's total return will vary from the returns presented in the table based on the shareholder's original purchase date. The hypothetical return is presented for a shareholder that elected to receive cash distributions as well as for a shareholder that enrolled in Hines REIT's dividend reinvestment plan ("DRP") at the time of the initial investment. The amounts in the "Total Cash Distributions" column include (i) regular quarterly cash distributions paid to shareholders that elected to receive cash distributions instead of participating in the DRP, (ii) regular quarterly cash distributions for the second quarter of 2016 paid to shareholders, including DRP participants, in cash on July 1, 2016 and (iii) special distributions totaling $1.01 per share which were paid to shareholders, including DRP participants, in cash between 2011 and 2013 and were designated by Hines REIT as a return of a portion of the shareholders' invested capital. "Total Liquidating Distributions" includes all distributions paid or to be paid to shareholders since the approval of the Plan, including the Final Distribution. The amounts presented in this table do not take into account the tax consequences of the distributions to shareholders. Shareholders are urged to consult with their own tax advisors regarding the tax consequences of such distributions.

Forward Looking Statements:

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These forward-looking statements include, among others, statements about the Final Distribution to be paid to Hines REIT's shareholders. Forward-looking statements generally can be identified by the use of words or phrases such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "foresee," "looking ahead," "is confident," "should be," "will," "predicted," "likely," or similar words or phrases intended to identify information that is not historical in nature. These risks and uncertainties include, without limitation, unanticipated difficulties or expenditures relating to the liquidation and dissolution. For a further description of risks and uncertainties, see the reports filed by the Company with the Securities and Exchange Commission, including the Company's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Any forward-looking statement speaks only as of the date of this communication. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information or developments, future events or otherwise.

Hines

2800 Post Oak Blvd. | Suite 4700 | Houston, TX 77056
888.446.3773 | hinessecurities.com